CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 6 to the Registration Statement on Form N-1A (Nos. 333-36047/811-08363) of Evergreen Select Equity Trust (Evergreen Select Equity Index Fund and Evergreen Select Special Equity Fund) of our report dated August 25, 1998 on the CoreFunds, Inc. Equity Index Fund and Special Equity Fund.


                                                  /s/ Ernst & Young LLP
                                                  Ernst & Young LLP


Philadelphia, Pennsylvania
October 26, 1998